                                                                    EXHIBIT 12.1

                           JACOR COMMUNICATIONS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                                             YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------------------
                                                                1993       1994       1995       1996        1997
                                                              ---------  ---------  ---------  ---------  ----------
EARNINGS:
  Income (loss) before income taxes and extraordinary
    loss....................................................  $   4,138  $   4,165  $  18,265  $  15,371  $   13,004
  Fixed charges.............................................      4,768      2,860      3,853     34,799      87,535
                                                              ---------  ---------  ---------  ---------  ----------
    Total...................................................  $   8,906  $   7,025  $  22,118  $  50,170  $  100,539
                                                              ---------  ---------  ---------  ---------  ----------
                                                              ---------  ---------  ---------  ---------  ----------
FIXED CHARGES:
  Interest expense..........................................  $   2,735  $     534  $   1,444  $  31,148  $   80,008
  Amortization of debt expense..............................        238        324        326      1,096       2,187
  Portion of rent expense deemed to be interest.............      1,795      2,002      2,083      2,555       5,340
                                                              ---------  ---------  ---------  ---------  ----------
    Total...................................................  $   4,768  $   2,860  $   3,853  $  34,799  $   87,535
                                                              ---------  ---------  ---------  ---------  ----------
                                                              ---------  ---------  ---------  ---------  ----------
Ratio of earnings to fixed charges..........................        1.9        6.0        5.7        1.4         1.1
                                                              ---------  ---------  ---------  ---------  ----------
                                                              ---------  ---------  ---------  ---------  ----------
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